Exhibit 15.1

Baiya International Group Inc.	D +852 3656 6054
4th Floor, Harbour Place	E: nathan.powell@ogier.com
103 South Church Street
P.O. Box 10240
Grand Cayman, KY1-1002	Reference: NMP/CLE/503451.00002
Cayman Islands
29 April 2026

Dear Sirs

Baiya International Group Inc. (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s preparation and filing of its annual report on Form 20-F for the year ended 31 December 2025, including all amendments or supplements thereto (the Form 20-F), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Act) on or about the date hereof.

We hereby consent to the filing of this consent as an exhibit to the Form 20-F and to the reference to our firm under the heading “Item 10. Additional Information E. Taxation – Cayman Islands Tax Considerations” and “Item 16G Corporate Governance” in the Form 20-F.

We further consent to the incorporation by reference into the Registration Statement (Form S-8 Registration No. 333-292837) pertaining to the Company’s 2026 Share Incentive Plan of the summary of our opinion under the heading “Item 10. Additional Information E. Taxation – Cayman Islands Tax Considerations” and “Item 16G Corporate Governance” in the Form 20-F.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Yours faithfully

Ogier

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen’s Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis Joanne Collett Dennis Li Cecilia Li	Yuki Yan David Lin Alan Wong Rachel Huang** Janice Chu** Zhao Rong Ooi† Florence Chan*‡ Richard Bennett**‡ James Bergstrom‡	* admitted in New Zealand ** admitted in England and Wales † admitted in Singapore ‡ not ordinarily resident in Hong Kong